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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

ULTIMATE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (303) 412-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

        On September 7, 2004, the Board of Directors of Ultimate Electronics, Inc. (the "Company") voted to amend the Rights Agreement, dated as of January 31, 1995, by and between the Company and Wells Fargo Bank, N.A. (successor to Norwest Bank Minnesota, N.A.), as Rights Agent, as amended by that certain Amendment No. 1, dated as of January 31, 1995 (the "Rights Agreement"), to extend the expiration date of the Rights Agreement from February 10, 2005 to February 10, 2007. Amendment No. 2 to the Rights Agreement, dated as of September 7, 2004, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

        On September 7, 2004, the Company's Board of Directors voted to amend the Company's Amended and Restated Bylaws (the "Bylaws") to provide that the position of Chairman of the Board may be an officer position or non-employee director position, as determined by the Company's Board of Directors. The Amended and Restated Bylaws are attached hereto as Exhibit 3(ii) and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

Exhibit No.
3(ii	)	Amended and Restated Bylaws of Ultimate Electronics, Inc.
4.1		Amendment No. 2 to the Rights Agreement, dated as of September 7, 2004.
4.2
Rights Agreement, dated as of January 31, 1994, by and between Ultimate Electronics and Wells Fargo Bank, N.A. (successor to Norwest Bank Minnesota, N.A.), as rights agent, incorporated by reference to Exhibit 4.1 to Ultimate Electronics' Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 1995; as amended by Amendment No. 1 to the Rights Agreement, dated January 31, 1995, by and between Ultimate Electronics and Wells Fargo Bank, N.A. (successor to Norwest Bank Minnesota, N.A.), as rights agent, incorporated by reference to Exhibit 4.3 to Ultimate Electronics' Quarterly Report on Form 10-Q for the period ended April 30, 1995.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC. (Registrant)
Date: September 13, 2004	By:	/s/ DAVID A. CARTER David A. Carter, Senior Vice President—Finance and Chief Financial Officer

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  ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
  ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES